UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2023

PaxMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41475	85-0870387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 South Broadway, Suite 125 Tarrytown, NY	10591
(Address of principal executive offices)	(Zip Code)

(914) 987-2876

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PXMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, PaxMedica, Inc. (the “Company”) was notified by The Nasdaq Stock Market LLC (“Nasdaq”) on December 6, 2022 that we were not in compliance with Listing Rule 5550(b)(2) (the “Minimum Market Value of Listed Securities Requirement”), requiring us to maintain a market value of listed securities of a minimum of $35 million for a period of 30 consecutive business days. Nasdaq granted us a period of 180 calendar days, or until June 5, 2023, to regain compliance with the Minimum Market Value of Listed Securities Requirement or the alternative criteria. On June 12, 2023, we received a determination letter (“Delist Letter”) from the Staff of the Listing Qualifications Department of Nasdaq (the “Staff”) stating that we had not regained compliance the Minimum Market Value of Listed Securities Requirement during the 180-day grace period. . On June 20, 2023, we requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Staff’s delisting determination, which took place on August 10, 2023. On August 16, 2023, we received a decision from the Panel granting our request for an exception to maintain our listing on The Nasdaq Capital Market notwithstanding our failure to regain compliance with the Minimum Market Value of Listed Securities Requirement or the alternative criteria. Our request was granted, subject to us demonstrating compliance, on or prior to December 11, 2023, with the Market Value of Listed Securities or the alternative criteria set forth in Nasdaq Listing Rule 5550(b)(1), which requires us either have net income from continuing operations of $750,000 in the last fiscal year or two out of the prior three fiscal years, or maintain stockholders' equity of at least $2.5 million.

After considering the net proceeds of $6.1 million from the Company’s public offering described in Form 8-K filed on November 22, 2023, and, given the stockholders’ deficit reported in the Company’s Form 10-Q filed for the period ended September 30, 2023 was approximately $0.5 million, the Company believes that as a result of the offering, the Company satisfies the minimum $2.5 million stockholders’ equity requirement as of the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PaxMedica, Inc.

By:	/s/ Howard J. Weisman
Name:	Howard J. Weisman
Title:	Chief Executive Officer

Date: November 29, 2023